As filed with the Securities and Exchange Commission on January 25, 2007

                                                     Registration No. 333-137251
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 4 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                PowerRaise, Inc.
             (Exact name of Registrant as specified in its charter)

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
            Nevada                              7310                     98-0454140
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)          Classification Code)        Identification No.)

                               1687 West Broadway
                                    Suite 303
                          Vancouver, BC, Canada V6J 1X2
                              Phone: (604) 736-6767
   (Address and telephone number of Registrant's principal executive offices)

                              Nevada Holdings Inc.
                                1117 Desert Lane
                               Las Vegas NV 89102
                                Tel: 702-732-7570
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all Correspondence to:

                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                             26 E. Hawthorne Avenue
                             Valley Stream, NY 11580
                               Tel: (516) 887-8200
                          Facsimile No.: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

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====================================================================================================
Title of Class of                         Proposed Maximum     Proposed Maximum
 Securities to be        Amount to be      Aggregate Price    Aggregate Offering        Amount of
    Registered            Registered          Per Share              Price          Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.001
per share (2)              581,000             $0.25 (1)          $145,250.00            $15.54 (3)
----------------------------------------------------------------------------------------------------
Total                      581,000                                $145,250.00            $15.54 (3)
====================================================================================================
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(1)  There is no current  market for the  securities  and the price at which the shares held by the selling  stockholders will be sold is unknown.  Although the  registrant's  common  stock has a par value of $ 0.001 the  registrant believes that the  calculations  offered pursuant to Rule 457(f)(2) are not applicable  and, as such, the  registrant  has valued the common stock,  in good faith and for  purposes of the  registration  fee,  based on $0.25 per share. In the event of a stock split, stock dividend or similar transaction
     involving  our  common  stock,  the  number  of  shares   registered  shall
     automatically  be increased to cover the additional  shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)  Represents  common shares  currently  outstanding to be sold by the selling stockholders.
(3)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

PowerRaise, Inc. is filing this Amendment No. 4 to the Registration Statement on Form SB-2, which was filed with the Securities and Exchange Commission on September 12, 2006, as amended on December 18, 2006, January 8, 2007, and January 12, 2007 (Registration No. 333-137251). This Amendment No. 4 is being filed because Amendment No. 3 to the Registration Statement, filed on January 12, 2007, inadvertently failed to include Exhibit 23.1, which contains the written consent of the Company's independent registered public accountants to the use of their financial statements in such amendment. Such consent is being filed as Exhibit 23.1 hereto. For convenience and ease of reference, this Amendment No. 4 includes only the Index of Exhibits and Exhibit 23.1. Accordingly, this Amendment No. 4 should be read in conjunction with Amendment No. 3 to the Registration Statement.

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
                                    EXHIBITS

The following exhibits are filed as part of this registration statement:


 Exhibit                              Description
 -------                              -----------
  3.1       Articles of Incorporation of Registrant*
  3.2       By-Laws of Registrant*
  4.1       Specimen Common Stock certificate*
  4.2 Loan Promissory Note dated March 14, 2005 made by the Registrant in favor of Shlomo Friedman**
  4.3 Amended and Restated Loan Promissory Note, dated September 13, 2006, made by the Registrant in favor of Itamar David.**
  4.4 Amended and Restated Loan Promissory Note, dated September 13, 2006, made by the Registrant in favor of Alan Sacks**
  5.1 Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*
  10.1 Affiliate Membership Agreement, dated May, 2006, between the Registrant and LinkShare Corporation*
  10.2      Form of Master Agreement between the Registrant and the Merchants**
  10.3 Website Maintenance Agreement, dated July 6, 2005, between the Registrant and Itamar David**
  10.4      Form of Subscription Agreement*
  23.1      Consent of Moore & Associates, Chartered***
  23.2      Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)*
  24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

----------
* Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 12, 2006
** Previously filed as an exhibit to the Company's Amendment No. 1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on December 18, 2006
***  Attached Hereto


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
                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada, on January 25, 2007.


                              PowerRaise, Inc.


                              By: /s/ Ruth Navon
                                 -----------------------------------
                                 Ruth Navon
                                 President, Chief Executive Officer,
                                 Treasurer, Secretary, and Director
                                 (principal executive, financial and
                                 accounting officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ruth Navon, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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       Signature                                       Title                              Date
       ---------                                       -----                              ----

/s/  Ruth Navon
-----------------------------------      President, Chief Executive Officer,        January 25, 2007
Ruth Navon                               Treasurer, Secretary and Director
                                         (principal executive, financial and
                                         accounting officer)


/s/ Shlomo Friedman
-----------------------------------      Director                                   January 25, 2007
Shlomo Friedman
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